Exhibit 10(B)

                 ARMOR ALL PRODUCTS CORPORATION
                     1986 STOCK OPTION PLAN

               (As Amended through July 26, 1996)


     1.   Establishment, Purpose and Definitions.

          (a)  There is hereby adopted the Armor All Products
Corporation (the "Company") 1986 Stock Option Plan (the "Plan").

          (b) The purpose of the Plan is to provide a means whereby key employees and directors of the Company and its affiliates and members of the Board of Directors of the Company who are not employed as regular salaried officers or employees of the Company or any affiliate of the Company (collectively, "Nonemployee Directors," or singly, "Nonemployee Director"), may be given an opportunity to purchase shares of the Common Stock ($.01 par value) of the Company (the "Stock") pursuant to options.

          (c) The term "affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Section 425 of the Internal Revenue Code (but substituting "Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan. The term "key employee" or "key employees" shall mean one or more employees of the Company or of its affiliates who render those types of services which tend to contribute materially to the success of the Company or of an affiliate or which may reasonably be anticipated to contribute materially to the future success of the Company or of an affiliate.

     2.   Stock Subject to the Plan.

          (a) Options may be granted under the Plan from time to time to purchase an aggregate of not more than 2,100,000 shares of Stock. As the Committee (as hereinafter defined) may determine from time to time, the shares may consist either in whole or in part of shares of authorized but unissued Stock, or shares of authorized and issued Stock reacquired by the Company and held in its treasury. If an option is surrendered for cash or for any other reason (except surrender for shares of Stock) ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

          (b) If there shall be any change in the Stock subject to the Plan or the Stock subject to any option granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to outstanding options in order to preserve, but not to increase, the benefits of the optionee. If the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, every option outstanding hereunder shall be assumed by the surviving corporation.

     3.   Eligibility.

          Persons who shall be eligible to have granted to them the options provided for by the Plan shall be (i) such bona fide key employees and directors (other than Nonemployee Directors) of the Company or its affiliates as the Committee, in its discretion, shall designate from time to time and (ii)
Nonemployee Directors.

     4.   Administration of the Plan.

          (a) The Plan shall be administered by a committee (the "Committee") consisting of two or more directors of the Company to be appointed by the Board of Directors, provided, however, that in the case of grants to executive officers and directors of the Corporation, if the Committee does not comply with the requirements of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the Committee shall mean the full Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee other than a Nonemployee Director shall be eligible, nor shall have been eligible at any time within one year prior to his appointment as a member of the Committee, to receive an option under the Plan. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

          (b) The Committee may from time to time determine which key employees and directors of the Company or of any affiliate shall be granted options under the Plan, the terms thereof, and the number of shares for which an option or options shall be granted to an optionee.

          (c) The Committee shall report to the Board of Directors the names of employees granted options, the number of shares covered by each option, and the terms and conditions of each such option.


          (d) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all optionees.

          (e) Until such time as the Committee is appointed, the Board of Directors shall serve as the Committee and shall have all of the Committee's rights and powers.

     5.   The Option Price.

          The exercise price of the Stock covered by each option shall not be less than 85 percent of the fair market value of such Stock on the date the option is granted as to options granted to key employees, and not less than 100% of the fair market value as to options granted to Nonemployee Directors.
Such fair market value shall be the closing price of the Stock on the date the option is granted, (i) in the over-the-counter market, if the Stock is not listed or admitted to trading on any stock exchange, as reported by any publication of general circulation selected by the Company which regularly reports the market price of the Stock in such market, or, (ii) on the principal stock exchange on which the Stock is then listed or admitted to trading. Such price shall be subject to adjustment as provided in paragraph 2(b) hereof.

     6.   Terms and Conditions of Options.

          (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option grant agreement executed by the Company and the person to whom such option is granted.

          (b) The term of each option shall be for no more than ten years.

          (c) The stock option grant agreement may contain such other terms, provisions, and conditions as may be determined by the Committee not inconsistent with this Plan.

     7.   Use of Proceeds.

          Proceeds realized from the sale of Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     8.   Granting of Options to Nonemployee Directors.

          Notwithstanding any restrictions contained elsewhere in the Plan, each Nonemployee Director (i) commencing or continuing his or her term on the Board of Directors at the Company's annual meeting of stockholders on July 29, 1988 or (ii) who is elected to the Board of Directors for the first time by the stockholders of the Company at any special or annual meeting of the stockholders, will automatically receive, on such date, an option to purchase 5,000 shares of Stock (subject to adjustment as provided in paragraph 2(b) above), which option shall be immediately exercisable in full but shall expire in 1,000 share installments on the date of each of the next five succeeding annual meetings of stockholders. On the date of each annual meeting of stockholders subsequent to the meeting on July 29, 1988, each continuing Nonemployee Director (i.e., a director not elected by stockholders for the first time) will automatically receive, on such date, an option to purchase 1,000 shares of Stock (subject to adjustment as provided in paragraph 2(b) above), which option shall be immediately exercisable in full and shall expire on the date of the fifth annual meeting of stockholders next succeeding the date of grant. The approval by the Company's stockholders on July 29, 1988, of the granting of a limited number of options to the Nonemployee Directors under this Plan shall constitute the only action required to determine the Nonemployee Directors to whom stock options may be granted under this Plan and the number of shares of Stock which may be covered by Stock options granted to such Nonemployee Directors; no further action being required of the Company's Board of Directors. Subject to the aforementioned expiration provisions, the term of each option shall be five years. All such options shall be designated as Nonqualified Stock Options. Subject to the foregoing, all provisions of the Plan not inconsistent with the foregoing shall apply to options granted to Nonemployee Directors, except that with respect to an option granted to a Nonemployee Director, (a) any requirement for employment with the Corporation or a subsidiary shall be deemed to be a requirement for service as a director, (b) any requirement of continuous employment shall be deemed to be a requirement of continuous service as a director, (c) any reference to termination of employment shall be deemed to mean termination of service as a director, and (d) all unexercised options held by a nonemployee director who retires from the Board after attaining age 70 shall become fixed and be immediately exercisable on the date of his or her retirement.

     9.   Amendment, Suspension or Termination of the Plan.

          The Board of Directors may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that, except as provided in paragraph 2(b) hereof, the Board of Directors shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

          (a) To increase the maximum number of shares subject to the Plan;

          (b) To change the designation or class of individuals eligible to receive options under the Plan.

          No option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the optionee's consent, alter or impair any rights or obligations under any option theretofore granted to him under the Plan. This Plan shall remain in effect from the effective date until terminated by the Board of Directors of the Corporation.

          (c) To change the provisions of the Plan relating to Nonemployee Directors in a way that would require stockholder approval under Rule 16b-3.

     10.   Assignability.

          Each option granted pursuant to this Plan shall, during optionee's lifetime, be exercisable only by him, and neither the option nor any right thereunder (including any stock appreciation right) shall be transferable by optionee by operation of law or otherwise other than by will or the laws of descent and distribution.

     11.   Payment Upon Exercise.

          Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash; provided, however, that the Committee, in its sole discretion, may permit an option holder to pay the option price, in whole or in part, by tendering to the Company shares of Armor All Products Corporation common stock owned by the optionholder, and having a fair market value equal to the option price. The fair market value of such stock shall be determined by the Committee as it deems appropriate, or as may be required in order to comply with any applicable law or regulation.